UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 17, 2005

Date of Report (Date of Earliest Event Reported)

ESSENTIAL GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

0-32601	33-0597050
(Commission File Number)	(I.R.S. Employer Identification Number)

1325 Tri-State Parkway, Suite 300

Gurnee, Illinois 60031

(Address of principal executive offices, including zip code)

(847) 855-7676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The consolidated statements of operations included in the financial statements filed by Essential Group, Inc. (the “Company”) prior to the date of this current report on Form 8-K will be restated as discussed below.

As part of its business, the Company provides patient recruitment services to its customers. Patient recruitment services include advertising for study participants, call center operations and other related services used in the conduct of Phase I through IV clinical research. These services can be contracted by the customer independent of or in conjunction with the other services provided by the Company. Upon entering into an agreement to provide these services to a customer, the Company contracts with third-party vendors to provide various aspects of these services. The Company is responsible for the selection of vendors and the negotiation of terms such as price. Further, the Company is directly liable for all payments arising under these third-party vendor agreements, regardless of whether the Company receives payment from its customers.

In its financial statements filed prior to the date of this current report on Form 8-K, the Company recorded revenues derived from its patient recruitment services business net of any related costs incurred. Although the treatment of these revenues on a net basis was consistent with what the Company’s management understood to be industry practice at the time the revenue recognition policy was adopted, management, in consultation with the Audit Committee of the Board of Directors of the Company and the Company’s independent auditor, Grant Thornton L.L.P., reviewed the above-mentioned facts in the light of the multi-factor test set forth in the Financial Accounting Standards Board’s Emerging Issues Task Force Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”). This review was conducted to determine whether revenue derived from the Company’s patient recruitment services business should be recorded on a gross basis.

On March 17, 2005, the Audit Committee, after consulting with management and the independent auditor, determined that in accordance with EITF 99-19, revenues derived from the Company’s patient recruitment services business should be recorded as gross revenue inclusive of any related costs incurred. As such, the Company intends to restate its consolidated statements of operations to present such revenues on a gross basis in accordance with generally accepted accounting principles in the United States and EITF 99-19. Operating losses and net losses for the restated periods will not be impacted by this restatement.

The restatement will be reflected in the statements of operations included in the Company’s annual report on Form 10-K for the year ended December 31, 2004, to be timely filed with the Commission, and in the Company’s quarterly reports on Form 10-Q to be filed with the Commission for the first three quarters of 2005.

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The restatement will not impact the Company’s consolidated balance sheets, consolidated statements of stockholders’ deficit or consolidated statements of cash flows.

The following table summarizes the impact of the adjustments described above:

Effect on Consolidated Statements of Operations

(unaudited)

(in thousands)

	Fiscal Year Ended December 31, 2003		Fiscal Year Ended December 31, 2002
	As Previously Reported	As Restated	As Previously Reported	As Restated
Revenue	$45,399	$59,465	$49,381	$66,587
Direct Study Costs	$30,035	$44,101	$31,298	$48,504
Total Expenses	$48,175	$62,241	$50,894	$68,100
Operating Loss	$(2,776)	$(2,776)	$(1,513)	$(1,513)

	For The Three Months Ended
	March 31		June 30		September 30		December 31
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
2004
Revenue	$11,165	$13,823	$9,855	$12,028	$8,321	$9,830	$—	$—
Direct Study Costs	$7,739	$10,397	$6,871	$9,044	$5,756	$7,265	$—	$—
Total Expenses	$11,613	$14,271	$10,657	$12,830	$9,047	$10,556	$—	$—
Operating Loss	$(448)	$(448)	$(802)	$(802)	$(726)	$(726)	$—	$—
2003
Revenue	$11,019	$14,937	$12,558	$16,759	$10,838	$13,839	$10,984	$13,930
Direct Study Costs	$7,012	$10,930	$8,474	$12,675	$7,267	$10,268	$7,282	$10,228
Total Expenses	$11,731	$15,649	$13,234	$17,435	$11,637	$14,638	$11,573	$14,519
Operating Loss	$(712)	$(712)	$(676)	$(676)	$(799)	$(799)	$(589)	$(589)
2002
Revenue	$13,277	$20,357	$13,315	$16,809	$11,875	$15,911	$10,914	$13,510
Direct Study Costs	$8,404	$15,488	$8,520	$12,014	$7,449	$11,485	$6,921	$9,517
Total Expenses	$13,463	$20,543	$13,634	$17,128	$12,105	$16,141	$11,692	$14,288
Operating Loss	$(186)	$(186)	$(319)	$(319)	$(230)	$(230)	$(778)	$(778)

We have not amended our previously filed SEC reports to reflect the restatement, and the financial statements and related financial information contained in those reports should not be relied upon.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESSENTIAL GROUP, INC.

	By:	/s/ Dennis N. Cavender
Date: March 22, 2005		Dennis N. Cavender Executive Vice President, Chief Financial Officer and Secretary